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                                                                     Exhibit 5.1

                                  May 22, 2000




Sanmina Corporation
2700 North First street
San Jose, CA 95134

     RE:  REGISTRATION STATEMENT ON FORM S-4; REGISTRATION NO. 333-

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4
Registration No. 333-        , (the "Registration Statement") filed with the
Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 21,696,469 shares of your common stock, $0.01 par value ("Common Stock") issuable in connection with the merger (the "Merger") contemplated by that certain Agreement and Plan of Merger dated as of April 17, 2000, as amended (the "Merger Agreement"), among Sanmina Corporation, a Delaware corporation ("Sanmina"), SANM Acquisition Subsidiary, Inc., a Massachusetts corporation and wholly-owned subsidiary of Sanmina, and Hadco Corporation, a Massachusetts corporation ("Hadco").

     As your counsel in connection with the Registration Statement, we have examined (i) the proceedings taken by you in connection with entering into the Merger Agreement, (ii) the proceedings taken by you in connection with the authorization of the issuance of shares of the Common Stock to be issued in connection with the Merger (the "Shares"), and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other documents as we have deemed necessary to render this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued in exchange for shares of Hadco in accordance with the Merger Agreement, will be legally issued, fully paid and nonassessable shares of Common Stock.

     We express no opinion as to matters governed by any laws other than the laws of the State of Delaware which are in effect as of the date hereof.


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Sanmina Corporation
May 22, 2000
Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of the name in the Registration Statement under "Legal Matters."

                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ WILSON SONSINI GOODRICH & ROSATI